Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 19, 2021 in Amendment No. 5 of this Registration Statement on Form S-11 (File No. 333-255424), relating to the consolidated financial statements of Belpointe PREP, LLC as of December 31, 2020 and for the period beginning January 24, 2020 (formation) through December 31, 2020. We also consent to the use of our name as it appears under the caption "Experts".

/s/ CITRIN COOPERMAN & COMPANY, LLP

New York, New York

September 28, 2021